UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2020

Newgioco Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NWGI	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective September 21, 2020, the board of directors (the “Board”) of Newgioco Group, Inc. (“the “Company”) appointed Matteo Monteverdi, age 50, as President of the Company.

Mr. Monteverdi has extensive industry leadership experience, having served as U.S. President of Sportradar from April 2018 to February 2020, and as IGT Senior Vice President of Global Digital Products from 2015 to 2018. Previously from 2012 to 2015 he was GTECH Senior Vice President of iGaming. He also served as President of Lottomatica Betting and Interactive from 2010 to 2012. Mr. Monteverdi holds an MBA from SDA Bocconi in Milan, Italy, a Law Degree from Università Degli Studi in Milan, Italy and a specialization in Marketing from Stanford Graduate Business School.

Mr. Monteverdi has previously served as an independent strategic advisor to the Company since March 2020 and has developed a firm understanding of the unique technological capabilities of the Company’s Elys betting platform and has established a strong rapport with the Company’s current management team.

In connection with his appointment, the Company and Mr. Monteverdi have entered into a written employment agreement (the “Employment Agreement”) for an initial four-year term, which provides for the following compensation terms:

•	an annual base salary of $395,000 subject to increase, but not decrease, at the discretion of the Board;
•	the opportunity to earn a Management by Objectives bonus (“MBO Bonus”) of 0 to 100% of annual base salary with a target bonus of 50% upon the achievement of 100% of a target objective that is mutually agreed on by both the Company and Mr. Monteverdi; and
•	Equity Incentive Options to purchase 648,000 shares of common stock that vest pro rata on each of September 1, 2021, September 1, 2022, September 1, 2023 and September 1, 2024.

Mr. Monteverdi is also eligible to participate in the Company’s 2018 Equity Incentive Plan and to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company or in the alternative may substitute the payment amount that would be paid for health benefits towards contributions to a 401k plan.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” death or disability or by Mr. Monteverdi for “good reason” (each as defined in his agreement), he would be entitled to receive from the Company in equal installments over a period of six (6) months (1) an amount equal to one (1) times the sum of: (A) his base salary and (B) an amount equal to the highest annual MBO Bonus paid to him (if any) in respect of the two (2) most recent fiscal years of the Company but not more than his MBO Bonus for the-then current fiscal year (provided if such termination occurs within the first twelve (12) months of the Agreement, the amount shall be Executive’s MBO Bonus for the-then current fiscal year); (2) in lieu of any MBO Bonus for the year in which such termination occurs, payment of an amount equal to (A) the MBO Bonus (if any) which would have been payable to Mr. Monteverdi had he remained in employment with the Company during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Monteverdi was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs. In addition, he will be entitled to continue to receive under the Employment Agreement an amount equal to the reimbursement of up to $2,000 a month in third-party medical and welfare benefits for Mr. Monteverdi and his dependents, until the earlier of: (A) a period of twelve (12) months after the termination date, or (B) the date Mr. Monteverdi becomes eligible to receive such coverage under a subsequent employer’s insurance plan.

Mr. Monteverdi’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.

Pursuant to the Employment Agreement, Mr. Monteverdi has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information, and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and for the 12 month period following his termination of employment for any reason, Mr. Monteverdi has agreed not to (1) perform services on behalf of a competing business which was the same or similar to the types services he was authorized, conducted, offered or provided to the Company, (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company, (3) solicit any actual or prospective customers with whom he had material contact on behalf of a competing business or (4) solicit any actual or prospective vendors with whom he had material contact to support a competing business.

There are no family relationships between Mr. Monteverdi and any of the Company’s directors or executive officers. In addition, Mr. Monteverdi is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

10.1	Employment Agreement dated September 21, 2020, between Newgioco Group, Inc. and Matteo Monteverdi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2020	NEWGIOCO GROUP, INC.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Chief Executive Officer